UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2022

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Exchange Agreement

As previously reported, on March 14, 2022, Agrify Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Lender”), pursuant to which, among other things, the Company agreed to issue and sell to the Lender, in a private placement transaction, in exchange for the payment by the Lender of $65,000,000, less applicable expenses as set forth in the Securities Purchase Agreement, (i) a senior secured promissory note in an aggregate principal amount of $65,000,000 (the “Existing Note”), and (ii) a warrant (the “Existing Warrant”) to purchase up to an aggregate of 6,881,108 shares of common stock of the Company, par value $0.001 per share (“Common Stock”).

On August 18, 2022, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company will partially prepay $35.2 million under the Existing Note and exchange the remaining balance of the Existing Note for (i) a new senior secured note (the “Exchange Note”) with an aggregate original principal amount of $35.0 million and (ii) a new warrant to purchase 14,227,643 shares of common stock (the “Note Exchange Warrant”). Additionally, the Company will exchange the Existing Warrant for a new warrant for the same number of underlying shares but with a reduced exercise price (the “Warrant Exchange Warrant”).

The Exchange Note will be a senior secured obligation of the Company and will rank senior to all indebtedness of the Company. The Exchange Note will mature on the three-year anniversary of its issuance (the “Maturity Date”) and will contain a 9.0% annualized interest rate, with interest to be paid monthly, in cash, beginning September 1, 2022. The principal amount of the Exchange Note will be payable on the Maturity Date, provided that the Lender will entitled to a cash sweep of 20% of the proceeds received by the Company in connection with any equity financing, which will reduce the outstanding principal amount under the Note.

At any time, the Company may prepay all of the Exchange Note by redemption at a price equal to 102.5% of the then-outstanding principal amount under the Note plus accrued but unpaid interest. The Lender will also have the option of requiring the Company to redeem the Exchange Note (i) on the one-year or two-year anniversaries of issuance at a price equal to the then-outstanding principal amount under the Exchange Note plus accrued but unpaid interest, or (ii) if the Company undergoes a fundamental change at a price equal to 102.5% of the then-outstanding principal amount under the Exchange Note plus accrued but unpaid interest.

The Exchange Note will impose certain customary affirmative and negative covenants upon the Company, as well as covenants that (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the ability of the Company and its subsidiaries from making certain investments, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions, subject to specified exceptions, (iv) require the Company not to exceed maximum levels of allowable cash spend while the Exchange Note is outstanding, and (v) require the Company to maintain minimum amounts of cash on hand. If an event of default under the Exchange Note occurs, the Lender can elect to redeem the Exchange Note for cash equal to 115% of the then-outstanding principal amount of the Note (or such lesser principal amount accelerated by the Investor), plus accrued and unpaid interest, including default interest, which accrues at a rate per annum equal to 15% from the date of a default or event of default.

Until the date the Exchange Note is fully repaid, the Lender will, subject to certain exceptions, have the right to participate for up to 30% of any offering of debt, equity (other than an offering of solely common stock), or equity-linked securities, including without limitation any debt, preferred stock or other instrument or security, of the Company or its subsidiaries.

The Warrant Exchange Warrant will have an exercise price of $2.15 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable on and after the six-month anniversary of issuance, will have a term of five and one-half years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant Exchange Warrant (the “Warrant Exchange Warrant Shares”) or if shareholder approval for full exercise of the Warrant Exchange Warrant is not received, in which case the Warrant Exchange Warrant will also be exercisable on a cashless exercise basis at the Lender’s election.

The Note Exchange Warrant will have an exercise price of $1.23 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable upon issuance, will have a term of five and one-half years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant (the “Note Exchange Warrant Shares” and, together with the Warrant Exchange Warrant Shares, the “Warrant Shares”) or if shareholder approval for full exercise of the Note Exchange Warrant is not received, in which case the Note Exchange Warrant will also be exercisable on a cashless exercise basis at the Lender’s election. Until the Company completes a qualified equity financing of at least $15.0 million, the Note Exchange Warrant’s exercise price will be reduced to the extent Agrify issues securities for a lower purchase price. The Note Exchange Warrant will also prohibit Agrify, until following the completion of such qualified equity financing, from issuing warrants with more favorable or preferential terms and/or provisions.

The Warrant Exchange Warrant and the Note Exchange Warrant will each provide that in no event will the number of shares of Common Stock issued upon exercise of such warrant result in the Lender’s beneficial ownership exceeding 4.99% of the Company’s shares of common stock outstanding at the time of exercise (which percentage may be decreased or increased by the Lender, but to no greater than 9.99%, and provided that any increase above 4.99% will not be effective until the sixty-first (61st) day after notice of such request by the Lender to increase its beneficial ownership limit has been delivered to the Company). Additionally, the Warrant Exchange Warrant and the Note Exchange Warrant may not be exercised for more than an aggregate of 5,308,578 shares of common stock unless and until shareholder approval is obtained, which the Company has agreed to use reasonable best efforts to obtain such shareholder approval at the next meeting of stockholders of the Company, but in no event later than June 30, 2023.

The Exchange Agreement requires the Company to file a resale registration statement with respect to the Warrant Shares as soon as practicable and in any event within 45 days following the closing under the Exchange Agreement. The Exchange Agreement also contains customary representations and warranties of the Company and the Lender.

The foregoing summaries of the Exchange Agreement, the Exchange Note, the Warrant Exchange Warrant and the Note Exchange Warrant do not purport to be complete and are qualified in their entirety by reference to the copies of the Exchange Agreement, the Exchange Note, the Warrant Exchange Warrant and the Note Exchange Warrant that are filed herewith as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively.

The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Exchange Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Exchange is incorporated herein by reference into this Item 3.02.

The Exchange Note, the Warrant Exchange Warrant, the Note Exchange Warrant and the Warrant Shares (collectively, the “Securities”) will be offered and sold to the Lender in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Lender represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

On August 19, 2022, the Company issued a press release announcing its entry into the Exchange Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

4.1	Form of Senior Secured Note

4.2	Form of Warrant Exchange Warrant

4.3	Form of Note Exchange Warrant

10.1*	Exchange Agreement, dated as of August 18, 2022, by and among Agrify Corporation and the investor listed therein

99.1**	Press Release of Agrify Corporation dated August 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: August 19, 2022	By:	/s/ Timothy R. Oakes
Timothy R. Oakes
Chief Financial Officer

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